UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2005

Trans-Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-4539	13-2598139

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1780 Opdyke Court, Auburn Hills, MI	48326

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	248-364-0400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 Severance Agreement and Release of Claims
EX-10.2 Agreement for Management Succession & Other Matters
EX-10.3 Stock Purchase Agreement
EX-10.4 Stock Restriction Agreement
EX-10.5 Amend #3 to Right of First Refusal Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On May 23, 2005, Trans-Industries, Inc. (the “Company”) entered into certain agreements regarding the March 16, 2005 retirement of Dales S. Coenen, former Chairman of the Board and Chief Executive Officer of the Company, and related issues. Mr. Coenen remains a member of the Board of Directors of the Company.

     Pursuant to the Severance Agreement and Release of Claims between the Company and Mr. Coenen, filed as Exhibit 10.1 hereto, the Company will pay Mr. Coenen a severance payment of $120,000 (less withholding taxes and certain other amounts) and lease payments for an automobile previously used in connection with Company business until November 1, 2005. In return, Mr. Coenen agreed not to interfere with the Company’s business, he agreed to a limited covenant not to compete with the Company for a period of one year and he agreed that all claims he may have against us, our affiliates, our current and former directors, our employees, and various other parties arising out of or relating in any way to his employment or separation from employment are fully settled and released, except for any claims related to vested pension or retirement benefits. The Company also agreed to release Mr. Coenen from any claims that occur or arise out of his employment with the Company, except for any claims related to the agreements discussed in this Item 1.01 or any intentional or grossly negligent acts or omissions that, at any time, were secreted or hidden from the Company or any member of its Board of Directors by Mr. Coenen. Mr. Coenen may revoke the Severance Agreement and Release of Claims through May 31, 2005.

     The Company and Mr. Coenen also entered into the Agreement for Management Succession, Resignation and Severance of CEO and Other Miscellaneous Matters, filed as Exhibit 10.2 hereto, which provides that Mr. Coenen will receive his vested interest in the Company’s Profit Sharing Plan of approximately $980,000 in cash and that Mr. Coenen will use approximately $890,000 of that amount to purchase common stock from the Company.

     Pursuant to the Stock Purchase Agreement entered into between the Company and Mr. Coenen, filed as Exhibit 10.3 hereto, Mr. Coenen agreed to use the approximately $890,000 discussed above to purchase newly-issued Company common stock at a purchase price equal to the greater of the closing price of the common stock on the day before the purchase, the average closing price of the common stock for the thirty calendar day period preceding the purchase, or, in the event the purchase will equal or exceed 20% or more of the common stock or voting power previously outstanding, the per share book value of the common stock. The current book value is approximately $0.90 per share of common stock. The Company expects this purchase to be completed by June 30, 2005.

     The Company, Mr. Coenen and Duncan Miller entered into the Stock Restriction Agreement, filed as Exhibit 10.4 hereto, which provides that in a single calendar year, neither Mr. Coenen nor Mr. Miller will transfer more than 165,000 shares of Company common stock. In addition, Mr. Coenen and Mr. Miller agreed not to transfer more than 100,000 shares of Company common stock, together or separately, to any single identifiable beneficial owner in any three-year period.

     Finally, the Company, Mr. Coenen, Mr. Miller and Harry E. Figgie, Jr., trustee under the Trust Agreement dated July 15, 1976, as amended (the “Trust”), entered into Amendment No. 3 to Right of First Refusal Agreement, filed as Exhibit 10.5 hereto, pursuant to which the parties agreed that shares of Company common stock currently owned by Mr. Coenen and Mr. Miller would no longer be subject to the Right of First Refusal Agreement, but any newly purchased shares would. The Right of First Refusal Agreement requires Mr. Coenen and Mr. Miller to provide notice to the Trust prior to transferring or otherwise disposing of certain shares of capital stock of the Company. The Trust would have an opportunity to purchase some or all of the shares included in any notification.

     This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of agreements discussed above which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

2

Item 3.02 Unregistered Sales of Equity Securities.

     As discussed above, on May 23, 2005, the Company and Mr. Coenen entered into the Stock Purchase Agreement, filed as Exhibit 10.3 hereto, which provides that Mr. Coenen will use approximately $890,000 to purchase newly-issued Company common stock at a purchase price equal to the greater of the closing price of the common stock on the day before the purchase, the average closing price of the common stock for the thirty calendar day period preceding the purchase, or, in the event the purchase will equal or exceed 20% or more of the common stock or voting power previously outstanding, the per share book value of the common stock. The current book value is approximately $0.90 per share of common stock. The Company expects this purchase to be completed by June 30, 2005. If the purchase price was to be determined as of May 27, 2005, the purchase price would be approximately $0.90 per share and Mr. Coenen would purchase approximately 988,889 shares of common stock.

     The Common Shares will be issued pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Regulation D promulgated under the Securities Act.

     This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of agreements discussed above which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

     In connection with transactions discussed above, Duncan Miller and Clark-Reliance Corporation (“Clark-Reliance”), an affiliate of Harry E. Figgie, Jr., entered into an agreement pursuant to which Clark-Reliance’s previously disclosed obligation to purchase 495,938 shares of common stock from Mr. Miller would be terminated. The termination is conditioned on Clark-Reliance purchasing shares of Company common stock from the Company or its profit sharing plan with an aggregate fair value of approximately $1,240,000 on or before December 1, 2005. The Company and Clark-Reliance have not entered into an agreement or negotiated any definitive terms regarding any purchase of Company common stock by Clark-Reliance.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Severance Agreement and Release of Claims

10.2	Agreement for Management Succession, Resignation and Severance of CEO and Other Miscellaneous Matters

10.3	Stock Purchase Agreement

10.4	Stock Restriction Agreement

10.5	Amendment No. 3 to Right of First Refusal Agreement

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS-INDUSTRIES, INC.
Date May 27, 2005	By:	/s/ Kai Kosanke
Kai Kosanke
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Severance Agreement and Release of Claims
10.2	Agreement for Management Succession, Resignation and Severance of CEO and Other Miscellaneous Matters
10.3	Stock Purchase Agreement
10.4	Stock Restriction Agreement
10.5	Amendment No. 3 to Right of First Refusal Agreement

5